SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 21, 2005
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                            TOP GROUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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
          Delaware                               000-1103640                       84-1482082
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(State or other jurisdiction of            (Commission  File Number)             (IRS Employer
   incorporation)                                                              Identification No.)
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                             1398 Monterey Pass Road
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                             Monterey Park, CA 91754
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (323) 261-1888
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          (Former name or former address, if changed since last report)
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Item  5.02 Departure of Directors or Principal Officers; Election of Directors;
      Appointment of Principal Officers.

      (a) On January 21, 2005, Yang Hengming, Lu Anli and Li Dong each informed the Company that, given that his term as a director and/or officer of the Company has expired, he no longer desired to serve as an officer or director of the Company. To the Company's knowledge, the decision of any of such officers or directors to stand for re-election was not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices, and none of such officers or directors has been removed for cause.

      (b) On January 21, 2005, by a written consent in lieu of a meeting of the Company's stockholders, TOP Group Corporation, as the owner of eighty-eight percent (88%) of the Company's outstanding common stock, approved a resolution electing the following persons to serve as members of the Board of Directors of the Company, in place of the entire prior Board:

      RU-HUA SONG (age 42) - Mr. Song has been elected to continue to serve as a director and the Chairman of the Board of Directors of the Company. Recently, Mr. Song has become the President of two California-based China import companies: Sooyoo Inc., located in Los Angeles, and Soyodo LLC, located in San Francisco. From 1992 until 2004, Mr. Song was the co-founder and Chairman of TOP Group, a Chinese conglomerate engaged in high-tech software, hardware, education and related businesses. After graduating from the University of Electronic Science and Technology of China in 1983, Mr. Song accepted a position teaching physics there, and published more than one hundred papers. Mr. Song has received many honors, including being named one of the "Ten Men of the Moment" in China's IT industry and one of the "Most Prominent Young People in China's Software Industry" in 2000, and one of China's 100 Richest Business People by Forbes in 2000, 2001, and 2002.

      YE FANG (age 46) - Mr. Fang will serve as an independent member of the Board of Directors. Since 2000, Mr. Fang has been Vice President of Healthcare Industrial Corp. in Chengdu, China. From 1983 to 2000, he was Deputy Director of Nanjing Fiberglass Research & Design Institute in Nanjing, China. Mr. Fang received his Bachelor of Science in 1983 from Jilin University in China.

      TAO ZHOU (age 33) - Mr. Zhou will serve as an independent member of the Board of Directors. Since 2001, Mr. Zhou has served as an Assistant President of Healthcare Industrial Corp in Chengdu, China. From 1983 to 2000, he served as Senior Vice President of TOP Group's operations in Chengdu. Mr. Zhou received a Bachelor of Engineering in 1993 from the University of Electronic Science & Technology of China.

      (c) On January 21, 2005, by a unanimous written consent in lieu of a meeting of the Company's Board of Directors, the following persons were elected to the offices listed next to their respective names below:

      RU-HUA SONG (see biography above) - Chairman of the Board, President and Principal Executive Officer.
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      ZONG-ZHENG ZHOU (age 60) - Treasurer and Principal Financial & Accounting
Officer. Mr. Zhou has served as a Manager of Sooyoo Inc., a Los Angeles-based China import company, since 2003. From 1996 to 2003, he was a Manager of Xihu Trading Inc. of California. Mr. Zhou received a Bachelor of Engineering in 1968 from Beijing University in China.

      HAI WU (age 27) - Secretary. Mr. Wu is presently studying for an MBA degree at the University of Southern California. In 2003, he was a consultant in Beijing, China for IBM Corp., and from 2000 to 2003, he was a consultant in Beijing for Unisys Corp. Mr. Wu received a Bachelor of Engineering in 2000 from Shanghai Jiao-Tong University in China.

      (d) None of the above officers or directors presently receives any compensation for his respective services rendered to the Company, nor has he received such compensation in the past. Each of the above officers and directors has agreed to act without compensation until authorized by the Board of Directors. As of the date of filing this report, none of the above officers or directors is accruing any compensation pursuant to any agreement with the Company. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of any of the above officers or directors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TOP GROUP HOLDINGS, INC.
                                           (Registrant)

Date:  January 21, 2005                    /s/ Ru-hua Song
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                                           Ru-hua Song
                                           Principal Executive Officer